FOR IMMEDIATE RELEASE

PRESS RELEASE

CSG Systems INTERNATIONAL reports

FOURTH Quarter AND FULL YEAR 2023 RESULTS

Achieved or Exceeded All 2023 Financial Guidance Targets

2023 Organic Revenue Grew 7.3% YoY; CSG’s Best Annual Results in Nearly Two Decades

Dividend Payout Increased 7% in 2024; Marks 11th Consecutive Year of Increased Payout

Returned Over $150 Million to Shareholders in 2023 including $117 Million of Share Repurchases

Q4 Operating Cash Flow of $80 Million with Record Quarterly Non-GAAP Free Cash Flow of $74 Million

DENVER--(February 7, 2024) — CSG (NASDAQ: CSGS) today reported results for the quarter and year ended December 31, 2023.

Financial Results:

Fourth quarter 2023 financial results:

•
Total revenue was $297.3 million.
•
GAAP operating income was $24.7 million, or an operating margin of 8.3%, and non-GAAP operating income was $44.1 million, or a non-GAAP adjusted operating margin of 16.1%.
•
GAAP earnings per diluted share (EPS) was $0.44 and non-GAAP EPS was $0.92.
•
Cash flows from operations were $79.5 million, with non-GAAP free cash flow of $74.5 million.

Full year 2023 financial results:

•
Total revenue was $1.17 billion.
•
GAAP operating income was $123.9 million, or an operating margin of 10.6%, and non-GAAP operating income was $185.7 million, or a non-GAAP adjusted operating margin of 17.2%.
•
GAAP EPS was $2.20 and non-GAAP EPS was $3.69.
•
Cash flows from operations were $131.9 million, with non-GAAP free cash flow of $103.9 million.

CSG Systems International, Inc.

February 7, 2024

Shareholder Returns:

•
In November 2023, CSG declared its quarterly cash dividend of $0.28 per share of common stock, or a total of approximately $8 million, to shareholders, bringing total 2023 dividends to approximately $34 million.
•
In January 2024, CSG’s Board of Directors approved a 7% increase in CSG’s cash dividend, with quarterly payments of $0.30 per share of common stock to be paid in March 2024.
•
During the fourth quarter and full year 2023, CSG repurchased under its stock repurchase program, approximately 196,000 shares of its common stock for approximately $10 million and approximately 2,188,000 shares of its common stock for approximately $117 million, respectively.

“Team CSG had a record-setting 2023 as we delivered excellent financial results across the board highlighted by 7.3% year-over-year organic revenue growth, our strongest annual result in nearly two decades,” said Brian Shepherd, President and Chief Executive Officer of CSG. “Additionally, we delivered strong profitability and cash flow generation as our non-GAAP adjusted operating margin improved from 16.6% in 2022 to 17.2% in 2023, while generating $104 million in non-GAAP free cash flow. Plus, we continue to return capital to shareholders in the form of buybacks and dividends, having delivered over $150 million in shareholder remuneration in 2023. On this note, we are pleased to announce our 11th consecutive year of increasing dividend payout in 2024. Looking forward, we anticipate mid-single-digit organic revenue growth, resulting in revenue between $1.2 and $1.24 billion in 2024 with non-GAAP adjusted operating margins in the range of 17.0% to 17.4%.”

Financial Overview (unaudited)

(in thousands, except per share amounts and percentages):

	Quarter Ended December 31,			Year Ended December 31,
			Percent			Percent
	2023	2022	Changed	2023	2022	Changed
GAAP Results:
Revenue	$297,324	$289,876	2.6%	$1,169,258	$1,089,752	7.3%
Operating Income	24,747	35,072	(29.4%)	123,877	78,747	57.3%
Operating Margin Percentage	8.3%	12.1%		10.6%	7.2%
EPS	$0.44	$0.66	(33.3%)	$2.20	$1.41	56.0%
Non-GAAP Results:
Operating Income	$44,063	$45,157	(2.4%)	$185,727	$168,830	10.0%
Adjusted Operating Margin Percentage	16.1%	16.8%		17.2%	16.6%
EPS	$0.92	$0.84	9.5%	$3.69	$3.61	2.2%

For additional information and reconciliations regarding CSG’s use of non-GAAP financial measures, please refer to the attached Exhibit 2 and the Investor Relations section of CSG’s website at csgi.com.

CSG Systems International, Inc.

February 7, 2024

Results of Operations

GAAP Results: Total revenue for the fourth quarter of 2023 was $297.3 million, a 2.6% increase when compared to revenue of $289.9 million for the fourth quarter of 2022. Total revenue for the full year 2023 was $1,169.3 million, a 7.3% increase when compared to revenue of $1,089.8 million for the full year 2022. The increases in revenue can be mainly attributed to the continued growth of CSG’s revenue management solutions, to include the conversion of customer accounts on CSG solutions, growth in digital solutions, and increased payments volumes.

GAAP operating income for the fourth quarter of 2023 was $24.7 million, or 8.3% of total revenue, compared to $35.1 million, or 12.1% of total revenue, for the fourth quarter of 2022. GAAP operating income for the full year 2023 was $123.9 million, or 10.6% of total revenue, compared to $78.7 million, or 7.2% of total revenue, for the full year 2022. These changes in operating income can be mainly attributed to the $7.9 million quarterly increase in restructuring and reorganization charges, and the $30.0 million full year decrease in restructuring and reorganization charges.

GAAP EPS for the fourth quarter of 2023 was $0.44, as compared to $0.66 for the fourth quarter of 2022. GAAP EPS for the full year 2023 was $2.20, compared to $1.41 for the full year 2022. The changes in GAAP EPS are mainly due to fluctuations in operating income, discussed above, with the full year increase in GAAP EPS partially offset by higher interest expense.

Non-GAAP Results: Non-GAAP operating income for the fourth quarter of 2023 was $44.1 million, or a non-GAAP adjusted operating margin of 16.1%, compared to $45.2 million, or a non-GAAP adjusted operating margin of 16.8% for the fourth quarter of 2022. Non-GAAP operating income for the full year 2023 was $185.7 million, or a non-GAAP adjusted operating margin of 17.2%, compared to $168.8 million, or a non-GAAP adjusted operating margin of 16.6% for the full year 2022.

Non-GAAP EPS for the fourth quarter of 2023 was $0.92 compared to $0.84 for the fourth quarter of 2022. Non-GAAP EPS for the full year 2023 was $3.69 compared to $3.61 for the full year 2022.

Balance Sheet and Cash Flows

Cash, cash equivalents, and short-term investments as of December 31, 2023 were $186.3 million compared to $146.7 million as of September 30, 2023 and $150.4 million as of December 31, 2022. CSG generated net cash flows from operations for the fourth quarters ended December 31, 2023 and 2022 of $79.5 million and $54.0 million, respectively, and had non-GAAP free cash flow of $74.5 million and $48.6 million, respectively. For the year ended December 31, 2023 and 2022, CSG generated net cash flows from operations of $131.9 million and $63.6 million, respectively, and had non-GAAP free cash flow of $103.9 million and $26.6 million, respectively.

CSG Systems International, Inc.

February 7, 2024

Summary of Financial Guidance

CSG’s financial guidance for the full year 2024 is as follows:

GAAP Measures:
Revenue	$1,200 - $1,240 million
Non-GAAP Measures:
Adjusted Operating Margin Percentage	17.0% - 17.4%
EPS	$3.85 - $4.15
Adjusted EBITDA	$245 - $255 million
Free Cash Flow	$95 - $135 million

For additional information and reconciliations regarding CSG’s use of non-GAAP financial measures, please refer to the attached Exhibit 2 and the Investor Relations section of CSG’s website at csgi.com.

Conference Call

CSG will host a conference call on Wednesday, February 7, 2024 at 5:00 p.m. ET, to discuss CSG’s fourth quarter and full year 2023 earnings results. The call will be carried live and archived on the Internet. A link to the conference call is available at http://ir.csgi.com. In addition, to reach the conference by phone, call 1-888-412-4131 and use the passcode 2327393.

Additional Information

For information about CSG, please visit CSG’s web site at csgi.com. Additional information can be found in the Investor Relations section of the website.

About CSG

CSG empowers companies to build unforgettable experiences, making it easier for people and businesses to connect with, use and pay for the services they value most. Our customer experience, billing and payments solutions help companies of any size make money and make a difference. With our SaaS solutions, company leaders can take control of their future and tap into guidance along the way from our fiercely committed and forward-thinking CSGers around the world.

Want to be future-ready and a change-maker like the global brands that trust CSG? Visit csgi.com to learn more.

CSG Systems International, Inc.

February 7, 2024

Forward-Looking Statements

This news release contains forward-looking statements as defined under the Securities Act of 1933, as amended, that are based on assumptions about a number of important factors and involve risks and uncertainties that could cause actual results to differ materially from what appears in this news release. Some of these key factors include, but are not limited to the following items:

• CSG derives approximately forty percent of its revenue from its two largest customers;

• Fluctuations in credit market conditions, general global economic and political conditions, and foreign currency exchange rates;

• CSG’s ability to maintain a reliable, secure computing environment;

• Continued market acceptance of CSG’s products and services;

• CSG’s ability to continuously develop and enhance products in a timely, cost-effective, technically advanced and competitive manner;

• CSG’s ability to deliver its solutions in a timely fashion within budget, particularly large and complex software implementations;

• CSG’s dependency on the global telecommunications industry, and in particular, the North American telecommunications industry;

• CSG’s ability to meet its financial expectations;

• Increasing competition in CSG’s market from companies of greater size and with broader presence;

• CSG’s ability to successfully integrate and manage acquired businesses or assets to achieve expected strategic, operating and financial goals;

• CSG’s ability to protect its intellectual property rights;

• CSG’s ability to conduct business in the international marketplace;

• CSG’s ability to comply with applicable U.S. and International laws and regulations; and

• CSG’s business may be disrupted, and its results of operations and cash flows adversely affected by a global pandemic.

This list is not exhaustive, and readers are encouraged to review the additional risks and important factors described in CSG’s reports on Forms 10-K and 10-Q and other filings made with the SEC.

For more information, contact:

John Rea, Investor Relations

(210) 687-4409

E-mail: john.rea@csgi.com

CSG Systems International, Inc.

February 7, 2024

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS-UNAUDITED

(in thousands)

	December 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$186,264	$150,365
Short-term investments	-	71
Total cash, cash equivalents, and short-term investments	186,264	150,436
Settlement and merchant reserve assets	274,699	238,653
Trade accounts receivable:
Billed, net of allowance of $5,432 and $5,528	267,680	274,189
Unbilled	82,163	52,830
Income taxes receivable	1,345	1,270
Other current assets	50,075	48,577
Total current assets	862,226	765,955
Non-current assets:
Property and equipment, net of depreciation of $121,816 and $105,466	65,545	71,787
Operating lease right-of-use assets	34,283	49,687
Software, net of amortization of $157,601 and $150,337	14,224	22,774
Goodwill	308,596	304,036
Acquired customer contracts, net of amortization of $126,469 and $120,080	35,879	45,417
Customer contract costs, net of amortization of $42,094 and $30,601	54,421	54,735
Deferred income taxes	57,855	26,206
Other assets	10,017	7,956
Total non-current assets	580,820	582,598
Total assets	$1,443,046	$1,348,553
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$7,500	$37,500
Operating lease liabilities	15,946	21,012
Customer deposits	41,035	40,472
Trade accounts payable	46,406	47,720
Accrued employee compensation	84,380	68,321
Settlement and merchant reserve liabilities	273,817	237,810
Deferred revenue	54,199	46,033
Income taxes payable	4,104	5,455
Other current liabilities	33,449	22,886
Total current liabilities	560,836	527,209
Non-current liabilities:
Long-term debt, net of unamortized discounts of $15,628 and $2,656	534,997	375,469
Operating lease liabilities	34,360	53,207
Deferred revenue	23,447	21,991
Income taxes payable	3,041	3,410
Deferred income taxes	123	117
Other non-current liabilities	12,916	11,901
Total non-current liabilities	608,884	466,095
Total liabilities	1,169,720	993,304
Stockholders' equity:
Preferred stock, par value $.01 per share; 10,000 shares authorized; zero shares issued and outstanding	-	-
Common stock, par value $.01 per share; 100,000 shares authorized; 29,541 and 31,269 shares outstanding	713	708
Additional paid-in capital	490,947	495,189
Treasury stock, at cost; 40,398 and 38,210 shares	(1,136,055)	(1,018,034)
Accumulated other comprehensive income (loss):
Unrealized gain on short-term investments, net of tax	1	1
Cumulative foreign currency translation adjustments	(50,414)	(58,830)
Accumulated earnings	968,134	936,215
Total stockholders' equity	273,326	355,249
Total liabilities and stockholders' equity	$1,443,046	$1,348,553

CSG Systems International, Inc.

February 7, 2024

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME-UNAUDITED

(in thousands, except per share amounts)

	Quarter Ended		Year Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Revenue	$297,324	$289,876	$1,169,258	$1,089,752

Cost of revenue (exclusive of depreciation, shown separately below)	156,145	150,154	615,042	565,168
Other operating expenses:
Research and development	35,800	34,548	143,201	137,913
Selling, general and administrative	66,683	64,185	247,613	238,018
Depreciation	6,034	5,913	23,189	23,598
Restructuring and reorganization charges	7,915	4	16,336	46,308
Total operating expenses	272,577	254,804	1,045,381	1,011,005
Operating income	24,747	35,072	123,877	78,747
Other income (expense):
Interest expense	(8,084)	(6,146)	(31,176)	(16,432)
Interest and investment income, net	1,820	340	4,336	877
Loss on derivative liability upon debt conversion	-	-	-	(7,456)
Other, net	(1,639)	(999)	(4,686)	5,045
Total other	(7,903)	(6,805)	(31,526)	(17,966)
Income before income taxes	16,844	28,267	92,351	60,781
Income tax provision	(4,174)	(8,118)	(26,105)	(16,721)
Net income	$12,670	$20,149	$66,246	$44,060

Weighted-average shares outstanding:
Basic	28,607	30,455	29,938	31,028
Diluted	28,842	30,732	30,115	31,298

Earnings per common share:
Basic	$0.44	$0.66	$2.21	$1.42
Diluted	0.44	0.66	2.20	1.41

CSG Systems International, Inc.

February 7, 2024

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS-UNAUDITED

(in thousands)

	Year Ended
	December 31, 2023	December 31, 2022
Cash flows from operating activities:
Net income	$66,246	$44,060
Adjustments to reconcile net income to net cash provided by operating activities-
Depreciation	23,585	27,967
Amortization	47,667	48,984
Asset impairment	2,061	31,761
Gain on lease modifications	(4,349)	-
Loss on short-term investments and other	-	18
Loss on derivative liability upon debt conversion	-	7,456
Unrealized foreign currency transactions (gain)/loss, net	225	(103)
Deferred income taxes	(23,560)	(27,627)
Stock-based compensation	28,990	27,243
Subtotal	140,865	159,759
Changes in operating assets and liabilities:
Trade accounts receivable, net	(22,401)	(51,005)
Other current and non-current assets and liabilities	(6,566)	(12,833)
Income taxes payable/receivable	(1,849)	9,336
Trade accounts payable and accrued liabilities	12,541	(36,971)
Deferred revenue	9,306	(4,689)
Net cash provided by operating activities	131,896	63,597

Cash flows from investing activities:
Purchases of software, property and equipment	(27,977)	(36,991)
Proceeds from sale/maturity of short-term investments	71	27,953
Net cash used in investing activities	(27,906)	(9,038)

Cash flows from financing activities:
Proceeds from issuance of common stock	3,284	2,969
Payment of cash dividends	(33,930)	(33,475)
Repurchase of common stock	(127,065)	(96,720)
Deferred acquisition payments	(3,220)	(2,314)
Proceeds from long-term debt	470,000	290,000
Payments on long-term debt	(327,500)	(264,801)
Purchase of capped call transactions related to convertible notes	(34,298)	-
Payments of deferred financing costs	(14,539)	-
Settlement and merchant reserve activity	35,963	52,656
Net cash used in financing activities	(31,305)	(51,685)
Effect of exchange rate fluctuations on cash, cash equivalents, and restricted cash	2,173	(5,758)

Net increase (decrease) in cash, cash equivalents, and restricted cash	74,858	(2,884)

Cash, cash equivalents, and restricted cash, beginning of period	389,018	391,902
Cash, cash equivalents, and restricted cash, end of period	$463,876	$389,018

Supplemental disclosures of cash flow information:
Cash paid during the period for-
Interest	$24,730	$18,314
Income taxes	51,675	34,671

Reconciliation of cash, cash equivalents, and restricted cash:
Cash and cash equivalents	$186,264	$150,365
Settlement and merchant reserve assets	274,699	238,653
Restricted cash included in current and non-current assets	2,913	-
Total cash, cash equivalents, and restricted cash	$463,876	$389,018

CSG Systems International, Inc.

February 7, 2024

EXHIBIT 1

CSG SYSTEMS INTERNATIONAL, INC.

SUPPLEMENTAL REVENUE ANALYSIS

Revenue by Significant Customers: 10% or more of Revenue

	Quarter Ended		Quarter Ended		Quarter Ended
	December 31, 2023		September 30, 2023		December 31, 2022
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Charter	$60,128	20%	$59,432	21%	$58,006	20%
Comcast	54,651	18%	53,653	19%	55,383	19%
	Year Ended		Year Ended
	December 31, 2023		December 31, 2022
	Amount	% of Revenue	Amount	% of Revenue
Charter	$241,267	21%	$221,222	20%
Comcast	215,476	18%	214,359	20%

Revenue by Vertical

	Quarter Ended	Quarter Ended	Quarter Ended
	December 31,	September 30,	December 31,
	2023	2023	2022
Broadband/Cable/Satellite	51%	53%	53%
Telecommunications	21%	20%	20%
All other	28%	27%	27%
Total revenue	100%	100%	100%
	Year Ended	Year Ended
	December 31,	December 31,
	2023	2022
Broadband/Cable/Satellite	52%		54%
Telecommunications	20%		20%
All other	28%		26%
Total revenue	100%		100%

Revenue by Geography

	Quarter Ended	Quarter Ended	Quarter Ended
	December 31,	September 30,	December 31,
	2023	2023	2022
Americas	85%	86%	86%
Europe, Middle East and Africa	10%	9%	9%
Asia Pacific	5%	5%	5%
Total revenue	100%	100%	100%
	Year Ended	Year Ended
	December 31,	December 31,
	2023	2022
Americas	86%	85%
Europe, Middle East and Africa	10%	11%
Asia Pacific	4%	4%
Total revenue	100%	100%

CSG Systems International, Inc.

February 7, 2024

EXHIBIT 2

CSG SYSTEMS INTERNATIONAL, INC.

DISCLOSURES FOR NON-GAAP FINANCIAL MEASURES

Use of Non-GAAP Financial Measures and Limitations

To supplement its condensed consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), CSG uses non-GAAP operating income, non-GAAP adjusted operating margin percentage, non-GAAP EPS, non-GAAP adjusted EBITDA, and non-GAAP free cash flow. CSG believes that these non-GAAP financial measures, when reviewed in conjunction with its GAAP financial measures, provide investors with greater transparency to the information used by CSG’s management in its financial and operational decision making. CSG uses these non-GAAP financial measures for the following purposes:

• Certain internal financial planning, reporting, and analysis;

• Forecasting and budgeting;

• Certain management compensation incentives; and

• Communications with CSG’s Board of Directors, stockholders, financial analysts, and investors.

These non-GAAP financial measures are provided with the intent of providing investors with the following information:

• A more complete understanding of CSG’s underlying operational results, trends, and cash generating capabilities;

• Consistency and comparability with CSG’s historical financial results; and

• Comparability to similar companies, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures are not measures of performance under GAAP, and therefore should not be considered in isolation or as a substitute for GAAP financial information. Limitations with the use of non-GAAP financial measures include the following items:

• Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles;

• The way in which CSG calculates non-GAAP financial measures may differ from the way in which other companies calculate similar non-GAAP financial measures;

• Non-GAAP financial measures do not include all items of income and expense that affect CSG’s operations and that are required by GAAP to be included in financial statements;

• Certain adjustments to CSG’s non-GAAP financial measures result in the exclusion of items that are recurring and will be reflected in CSG’s financial statements in future periods; and

• Certain charges excluded from CSG’s non-GAAP financial measures are cash expenses, and therefore do impact CSG’s cash position.

CSG compensates for these limitations by relying primarily on its GAAP results and using non-GAAP financial measures as a supplement only. Additionally, CSG provides specific information regarding the treatment of GAAP amounts considered in preparing the non-GAAP financial measures and reconciles each n on-GAAP financial measure to the most directly comparable GAAP measure.

CSG Systems International, Inc.

February 7, 2024

Non-GAAP Financial Measures: Basis of Presentation

The table below outlines the exclusions from CSG’s non-GAAP financial measures:

Non-GAAP Exclusions	Operating Income	Adjusted Operating Margin Percentage	EPS
Transaction fees	—	X	—
Restructuring and reorganization charges	X	X	X
Executive transition costs	X	X	X
Acquisition-related expenses:
Amortization of acquired intangible assets	X	X	X
Transaction-related costs	X	X	X
Stock-based compensation	X	X	X
Gain (loss) on debt extinguishment/conversion	—	—	X
Gain (loss) on acquisitions or dispositions	—	—	X
Unusual income tax matters	—	—	X

CSG believes that excluding certain items in calculating its non-GAAP financial measures provides meaningful supplemental information regarding CSG’s performance and these items are excluded for the following reasons:

•
Transaction fees are primarily comprised of fees paid to third-party payment processors and financial institutions and interchange fees under CSG’s payment services contracts. Transaction fees are included in revenue in CSG’s Income Statement (and not netted against revenue) because CSG maintains control and acts as principal over the integrated service provided under its payment services customer contracts. However, CSG excludes expense associated with transaction fees from the numerator and denominator in calculating its non-GAAP adjusted operating margin percentage in order to provide comparability with historical and future periods and with its peer group and competitors.
•
Restructuring and reorganization charges are expenses that result from cost reduction initiatives and/or significant changes to CSG’s business, to include such things as involuntary employee terminations, changes in management structure, divestitures of businesses, facility consolidations and abandonments, and fundamental reorganizations impacting operational focus and direction. These charges are not considered reflective of CSG’s recurring business operating results. The exclusion of these items in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.
•
Executive transition costs include expenses incurred related to a departure of a CSG executive officer under the terms of the related separation agreement. These types of costs are not considered reflective of CSG’s recurring business operating results. The exclusion of these costs in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

CSG Systems International, Inc.

February 7, 2024

• Acquisition-related expenses include amortization of acquired intangible assets and transaction-related costs, to include earn-out compensation. Transaction-related costs, which typically include expenses related to legal, accounting, and other professional services, are direct and incremental expenses related to business acquisitions, and thus, are not considered reflective of CSG’s recurring business operating results. The total amount of acquisition-related expenses can vary significantly between periods based on the number and size of acquisition activities, previously acquired intangible assets becoming fully amortized, and ultimate realization of earn-out compensation. In addition, the timing of these expenses may not directly correlate with underlying performance of the CSG’s operations. Therefore, the exclusion of acquisition-related expenses in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

• Stock-based compensation results from CSG’s issuance of equity awards to its employees under incentive compensation programs. The amount of this incentive compensation in any period is not generally linked to the level of performance by employees or CSG. The exclusion of these expenses in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to evaluate the non-cash expense related to compensation included in CSG’s results of operations, and therefore, the exclusion of this item allows investors to further evaluate the cash generating capabilities of CSG’s business.

•
Gains and losses related to the extinguishment/conversion of debt can be as a result of the refinancing of CSG’s credit agreement and/or repurchase, conversion, or settlement of CSG’s convertible notes. These activities, to include any derivative activity related to debt conversions, are not considered reflective of CSG’s recurring business operating results. Any resulting gain or loss is generally non-cash income or expense, and therefore, the exclusion of these items allows investors to further evaluate the cash impact of these activities for cash flow and liquidity purposes. In addition, the exclusion of these gains and losses in calculating CSG’s non-GAAP EPS allows management and investors an additional means to compare CSG’s current operating results with historical and future periods.
•
Gains or losses related to the acquisition or disposition of certain of CSG’s business activities are not considered reflective of CSG’s recurring business operating results. Any resulting gain or loss is generally non-cash income or expense, and therefore, the exclusion of these items allows investors to further evaluate the cash impact of these activities for cash flow and liquidity purposes. In addition, the exclusion of these gains and losses in calculating CSG’s non-GAAP EPS allows management and investors an additional means to compare CSG’s current operating results with historical and future periods.
•
Unusual items within CSG’s quarterly and/or annual income tax expense can occur from such things as income tax accounting timing matters, income taxes related to unusual events, or as a result of different treatment of certain items for book accounting and income tax purposes. Consideration of such items in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods

CSG Systems International, Inc.

February 7, 2024

CSG also reports non-GAAP adjusted EBITDA and non-GAAP free cash flow. Management believes non-GAAP adjusted EBITDA is a useful measure to investors in evaluating CSG’s operating performance, debt servicing capabilities, and enterprise valuation. CSG defines non-GAAP adjusted EBITDA as income before interest, income taxes, depreciation, amortization, stock-based compensation, foreign currency transaction adjustments, acquisition-related expenses, and unusual items, such as restructuring and reorganization charges, executive transition costs, gains and losses related to the extinguishment of debt, and gains and losses on acquisitions or dispositions, as discussed above. Additionally, management uses non-GAAP free cash flow, among other measures, to assess its financial performance and cash generating capabilities, and believes that it is useful to investors because it shows CSG’s cash available to service debt, make strategic acquisitions and investments, repurchase its common stock, pay cash dividends, and fund ongoing operations. CSG defines non-GAAP free cash flow as net cash flows from operating activities less the purchases of software, property and equipment.

Non-GAAP Financial Measures

Non-GAAP Operating Income and Non-GAAP Adjusted Operating Margin Percentage:

The reconciliation of GAAP operating income to non-GAAP operating income, and calculation of CSG’s non- GAAP adjusted operating margin percentage, for the indicated periods are as follows (in thousands, except percentages):

	Quarter Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Non-GAAP Operating Income
GAAP operating income	$24,747	$35,072	$123,877	$78,747
Restructuring and reorganization charges (1)	7,915	4	16,336	46,308
Executive transition costs	606	-	1,754	1,302
Acquisition-related expenses:
Amortization of acquired intangible assets	2,982	3,338	12,185	14,355
Transaction-related costs	(27)	(296)	2,095	173
Stock-based compensation (1)	7,840	7,039	29,480	27,945
Non-GAAP operating income	$44,063	$45,157	$185,727	$168,830

Non-GAAP Adjusted Operating Margin Percentage
Revenue	$297,324	$289,876	$1,169,258	$1,089,752
Less: Transaction fees (2)	(23,967)	(20,751)	(87,430)	(75,679)
Revenue less transaction fees	$273,357	$269,125	$1,081,828	$1,014,073
Non-GAAP adjusted operating margin percentage	16.1%	16.8%	17.2%	16.6%
(1)
Restructuring and reorganization charges include stock-based compensation, which is not included in the stock-based compensation line in the tables above and following, and depreciation, which has not been recorded to the depreciation line item on CSG’s Income Statement.

(2) Transaction fees are primarily comprised of fees paid to third-party payment processors and financial institutions and interchange fees under CSG’s payment services contracts. Transaction fees are included in revenue in CSG's Income Statement (and not netted against revenue) because CSG maintains control and acts as principal over the integrated service provided under its payment services customer contracts. However, CSG excludes expense associated with transaction fees from the numerator and denominator in calculating its non-GAAP adjusted operating margin percentage in order to provide comparability with historical and future periods and with its peer group and competitors.

CSG Systems International, Inc.

February 7, 2024

Non-GAAP EPS:

The reconciliations of GAAP EPS to non-GAAP EPS for the indicated periods are as follows (in thousands, except per share amounts):

	Quarter Ended		Quarter Ended
	December 31, 2023		December 31, 2022
	Amounts	EPS (4)	Amounts	EPS (4)
GAAP net income	$12,670	$0.44	$20,149	$0.66
GAAP income tax provision (3)	4,174		8,118
GAAP income before income taxes	16,844		28,267
Restructuring and reorganization charges (1)	7,915		4
Executive transition costs	606		-
Acquisition-related costs:
Amortization of acquired intangible assets	2,982		3,338
Transaction-related costs	(27)		(296)
Stock-based compensation (1)	7,840		7,039
Non-GAAP income before income taxes	36,160		38,352
Non-GAAP income tax provision (3)	(9,535)		(12,435)
Non-GAAP net income	$26,625	$0.92	$25,917	$0.84

	Year Ended		Year Ended
	December 31, 2023		December 31, 2022
	Amounts	EPS (4)	Amounts	EPS (4)
GAAP net income	$66,246	$2.20	$44,060	$1.41
GAAP income tax provision (3)	26,105		16,721
GAAP income before income taxes	92,351		60,781
Restructuring and reorganization charges (1)	16,336		46,308
Executive transition costs	1,754		1,302
Acquisition-related expenses:
Amortization of acquired intangible assets	12,185		14,355
Transaction-related costs	2,095		173
Stock-based compensation (1)	29,480		27,945
Loss on extinguishment of debt	-		7,456
Non-GAAP income before income taxes	154,201		158,320
Non-GAAP income tax provision (3)	(43,176)		(45,427)
Non-GAAP net income	$111,025	$3.69	$112,893	$3.61

(3) For the fourth quarter and year ended December 31, 2023 the GAAP effective income tax rates were approximately 25% and 28%, respectively, and the non-GAAP effective income tax rates were approximately 26% and 28%, respectively. For the fourth quarter and year ended December 31, 2022 the GAAP effective income tax rates were approximately 29% and 28%, respectively, and the non-GAAP effective income tax rates were approximately 32% and 29%, respectively.

(4) The outstanding diluted shares for the fourth quarter and year ended December 31, 2023 were 28.8 million and 30.1, respectively, and for the fourth quarter and year ended December 31, 2022 were 30.7 million and 31.3 million, respectively.

CSG Systems International, Inc.

February 7, 2024

Non-GAAP Adjusted EBITDA:

CSG’s calculation of non-GAAP adjusted EBITDA and the reconciliation of CSG’s non-GAAP adjusted EBITDA measure to GAAP net income is provided below for the indicated periods (in thousands, except percentages):

	Quarter Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
GAAP net income	$12,670	$20,149	$66,246	$44,060
GAAP income tax provision	4,174	8,118	26,105	16,721
Interest expense (5)	8,084	6,146	31,176	16,432
Loss on derivative liability upon debt conversion	-	-	-	7,456
Interest and investment income and other, net	(181)	659	350	(5,922)
GAAP operating income	24,747	35,072	123,877	78,747
Restructuring and reorganization charges (1)	7,915	4	16,336	46,308
Executive transition costs	606	-	1,754	1,302
Acquisition-related expenses:
Amortization of acquired intangible assets (6)	2,982	3,338	12,185	14,355
Transaction-related costs	(27)	(296)	2,095	173
Stock-based compensation (1)	7,840	7,039	29,480	27,945
Amortization of other intangible assets (6)	3,350	3,399	13,624	14,140
Amortization of customer contract costs (6)	5,901	5,588	20,291	19,738
Depreciation (1)	6,034	5,913	23,189	23,598
Non-GAAP adjusted EBITDA	$59,348	$60,057	$242,831	$226,306
Non-GAAP adjusted EBITDA as a percentage of revenue less transaction fees (2)	21.7%	22.3%	22.4%	22.3%

(5) Interest expense includes amortization of deferred financing costs as provided in Note 6 below.

(6) Amortization on the statement of cash flows is made up of the following items for the indicated periods (in thousands):

	Quarter Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
Amortization of acquired intangible assets	$2,982	$3,338	$12,185	$14,355
Amortization of other intangible assets	3,350	3,399	13,624	14,140
Amortization of customer contract costs	5,901	5,588	20,291	19,738
Amortization of deferred financing costs	891	189	1,567	751
Total amortization	$13,124	$12,514	$47,667	$48,984

Non-GAAP Free Cash Flow:

CSG’s calculation of non-GAAP free cash flow and the reconciliation of CSG’s non-GAAP free cash flow measure to cash flows from operating activities are provided below for the indicated periods (in thousands):

	Quarter Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
Cash flows from operating activities	$79,531	$54,024	$131,896	$63,597
Purchases of software, property and equipment	(5,037)	(5,427)	(27,977)	(36,991)
Non-GAAP free cash flow	$74,494	$48,597	$103,919	$26,606

CSG Systems International, Inc.

February 7, 2024

Non-GAAP Financial Measures – 2024 Financial Guidance

Non-GAAP Operating Income and Non-GAAP Adjusted Operating Margin Percentage:

The reconciliation of GAAP operating income to non-GAAP operating income, and calculation of non-GAAP adjusted operating margin percentage, as included in CSG’s 2024 full year financial guidance, is as follows (in thousands, except percentages):

	2024 Guidance Range
	Low Range	High Range
Non-GAAP Operating Income
GAAP operating income	$145,100	$155,100
Executive transition costs	500	500
Acquisition-related expenses:
Amortization of acquired intangible assets	11,100	11,100
Stock-based compensation	31,000	31,000
Non-GAAP operating income	$187,700	$197,700

Non-GAAP Operating Margin Percentage
Revenue	$1,200,000	$1,240,000
Less: Transaction fees	(98,000)	(103,000)
Revenue less transaction fees	$1,102,000	$1,137,000
Non-GAAP adjusted operating margin percentage	17.0%	17.4%

Non-GAAP EPS:

The reconciliation of GAAP EPS to non-GAAP EPS as included in CSG’s 2024 full year financial guidance is as follows (in thousands, except per share amounts):

	2024 Guidance Range
	Low Range		High Range
	Amounts	EPS (8)	Amounts	EPS (8)
GAAP net income	$84,000	$2.86	$91,200	$3.13
GAAP income tax provision (7)	35,100		37,900
GAAP income before income taxes	119,100		129,100
Executive transition costs	500		500
Acquisition-related expenses:
Amortization of acquired intangible assets	11,100		11,100
Stock-based compensation	31,000		31,000
Non-GAAP income before income taxes	161,700		171,700
Non-GAAP income tax provision (7)	(47,700)		(50,500)
Non-GAAP net income	$114,000	$3.85	$121,200	$4.15

(7) For 2024, the estimated effective income tax rate for GAAP and non-GAAP purposes is expected to be approximately 29%.

(8) The weighted-average diluted shares outstanding are expected to be approximately 29 million.

CSG Systems International, Inc.

February 7, 2024

Non-GAAP Adjusted EBITDA:

CSG’s calculation of non-GAAP adjusted EBITDA and the reconciliation of CSG’s non-GAAP adjusted EBITDA measure to GAAP net income is provided below for CSG’s 2024 full year financial guidance (in thousands, except percentages):

	2024 Guidance Range
	Low Range	High Range
GAAP net income	$84,000	$91,200
GAAP income tax provision (7)	35,100	37,900
Interest expense	30,000	30,000
Interest and investment income	(4,000)	(4,000)
GAAP operating income	145,100	155,100
Executive transition costs	500	500
Acquisition-related expenses:
Amortization of acquired intangible assets	11,100	11,100
Stock-based compensation	31,000	31,000
Amortization of other intangible assets	5,200	5,200
Amortization of client contract costs	22,100	22,100
Depreciation	30,000	30,000
Non-GAAP adjusted EBITDA	$245,000	$255,000
Non-GAAP adjusted EBITDA as a percentage of revenue less transaction fees (2)	22.2%	22.4%

Non-GAAP Free Cash Flow:

CSG’s calculation of non-GAAP free cash flow and the reconciliation of CSG’s non-GAAP free cash flow measure to cash flows from operating activities is provided below for CSG’s 2023 full year financial guidance (in thousands):

	2024 Guidance Range
	Low Range	High Range
Cash flows from operating activities	$120,000	$170,000
Purchases of software, property and equipment	(25,000)	(35,000)
Non-GAAP free cash flow	$95,000	$135,000